Exhibit 99.1

JMP Group Reports Third Quarter 2012 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--October 24, 2012--JMP Group Inc. (NYSE:JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and nine months ended September 30, 2012.

  Operating net income was $3.0 million, or $0.13 per diluted share, compared to $2.7 million, or $0.12 per share, for the third quarter of 2011. For the nine months ended September 30, 2012, operating net income was $10.6 million, or $0.46 per share, compared to $13.9 million, or $0.61 per share, for the nine months ended September 30, 2011.
  Excluding the financial impact of gains recognized by JMP Credit Corporation on the sale or payoff of loans initially acquired in April 2009, adjusted operating net income was $0.13 per diluted share, an increase of 30.0% from $0.10 per share for the third quarter of 2011. For the nine months ended September 30, 2012, adjusted operating net income was a record $0.44 per share, an increase of 7.3% from $0.41 per share for the nine months ended September 30, 2011. For more information on operating net income and adjusted operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”
  The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $1.7 million, or $0.07 per diluted share, compared to a net loss of $1.6 million, or $0.07 per share, for the third quarter of 2011. For the nine months ended September 30, 2012, the net loss was $2.9 million, or $0.13 per share, compared to net income of $3.4 million, or $0.15 per share, for the nine months ended September 30, 2011.
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $28.8 million, compared to $28.1 million for the third quarter of 2011. For the nine months ended September 30, 2012, adjusted net revenues were $91.7 million, compared to $109.6 million for the nine months ended September 30, 2011. Further excluding net gains or losses on the sale or payoff of acquired loans, adjusted net revenues would have been $28.4 million and $90.7 million for the quarter and nine months ended September 30, 2012, respectively, and $27.1 million and $96.7 million for the quarter and nine months ended September 30, 2011, respectively. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues on a GAAP basis were $18.1 million and $76.1 million for the quarter and nine months ended September 30, 2012, respectively, compared to $17.4 million and $91.7 million for the quarter and nine months ended September 30, 2011, respectively.

“We had a better-than-expected third quarter as a result of increased equity capital markets activity and good overall performance in our hedge funds,” said Chairman and Chief Executive Officer Joe Jolson. “JMP Group posted adjusted operating EPS—which excludes profits on the sale of acquired loans—of $0.13, up 30% from the third quarter of last year. Despite depressed institutional equity underwriting and trading volumes that have persisted across Wall Street for much of 2012, JMP remains on track to produce a second consecutive year of record earnings, generating $0.44 of adjusted operating EPS for the first nine months of 2012, compared to $0.41 for the same period in 2011. We continue to be cautiously optimistic heading into the fourth quarter, with increased ECM market share, a healthy backlog of advisory revenues, and growth initiatives underway at our three operating platforms.”

Revenues

Investment Banking

Investment banking revenues were $12.2 million, an increase of 21.6% from $10.0 million for the third quarter of 2011. For the nine months ended September 30, 2012, investment banking revenues were $38.0 million, a decrease of 5.8% from $40.3 million for the nine months ended September 30, 2011.

A statement of the company’s investment banking revenues and transaction counts for the quarter and nine months ended September 30, 2012 and for comparable prior periods is set forth below.

	Quarter Ended						Nine Months Ended
	Sept. 30, 2012		June 30, 2012		Sept. 30, 2011		Sept. 30, 2012		Sept. 30, 2011
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues

Public equity	28	$9,297	16	$6,729	13	$7,280	67	$25,050	53	$25,684
Debt and convertible securities	3	293	5	642	1	441	13	2,393	7	6,266
Private capital markets and other	2	989	3	1,047	-	249	7	4,236	5	3,729
Strategic advisory	3	1,639	1	715	3	2,078	9	6,331	10	4,653

Total	36	$12,218	25	$9,133	17	$10,048	96	$38,010	75	$40,332

Brokerage

Net brokerage revenues were $5.4 million, a decrease of 22.1% from $6.9 million for the third quarter of 2011, although approximately in line with the second quarter’s total. For the nine months ended September 30, 2012, net brokerage revenues totaled $16.3 million, a decrease of 16.0% from $19.4 million for the nine months ended September 30, 2011.

Asset Management

Asset management fees and other related revenues were $4.7 million, a decrease of 31.9% from $6.9 million for the third quarter of 2011. For the nine months ended September 30, 2012, asset management fees and other related revenues were $15.5 million, a decrease of 14.2% from $18.0 million for the nine months ended September 30, 2011. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at September 30, 2012 totaled $1.2 billion, including $726.7 million of funds managed by Harvest Capital Strategies and $471.0 million par value of loans and cash underlying the collateralized loan obligation managed by JMP Credit Advisors. Client assets under management were $1.2 billion at June 30, 2012 and $1.3 billion at September 30, 2011. Including sponsored funds, client assets under management totaled $1.7 billion at September 30, 2012, compared to $1.6 billion at June 30, 2012 and $2.4 billion at September 30, 2011.

At September 30, 2012, private capital, including corporate credit, small business lending, REIT advisory services, venture capital and distressed mortgage investments, represented 62.4% of client assets under management including sponsored funds.

Principal Transactions

Principal transactions generated net realized and unrealized losses of $2.0 million, compared to net losses of $6.3 million for the third quarter of 2011. For the nine months ended September 30, 2012, principal transactions generated net realized and unrealized gains of $12.3 million, compared to net losses of $0.1 million for the nine months ended September 30, 2011.

A statement of the company’s principal transaction revenues for the quarter and nine months ended September 30, 2012 and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011

Hedge fund investments	$1,580	$(248)	$(1,758)	$4,076	$521

Principal investments:
Investment in New York Mortgage Trust	-	-	(689)	(209)	14
Other principal investments	38	901	(68)	829	(349)
Total principal investments	38	901	(757)	620	(335)

Venture investments:
Investment in Harvest Growth Capital	(131)	328	(149)	394	(49)
Other venture investments and warrants	(421)	279	(642)	360	(24)
Total venture investments	(552)	607	(791)	754	(73)

Principal transaction revenues net of non-controlling interest in Harvest Growth Capital	1,066	1,260	(3,306)	5,450	113

Non-controlling interest in Harvest Growth Capital	(3,021)	6,520	(2,984)	6,859	(219)

Total principal transaction revenues	$(1,955)	$7,780	$(6,290)	$12,309	$(106)

Of the $2.0 million in net losses for the quarter ended September 30, 2012, a loss of $3.0 million was attributable to a non-controlling interest in net realized and unrealized losses at Harvest Growth Capital, a venture capital fund managed by Harvest Capital Strategies that is consolidated under GAAP. GAAP accounting requires that JMP Group consolidate Harvest Growth Capital due to Harvest Capital Strategies’ role as the fund’s manager and managing member, despite the company’s ownership of just 4.6% of the fund. The presentation of adjusted net revenues elsewhere in this press release excludes JMP Group's non-controlling interest in Harvest Growth Capital; and, accordingly, the aforementioned loss of $3.0 million is not included in adjusted net revenues. Net of its non-controlling interest, JMP Group had a net realized and unrealized loss of $0.1 million on its investment in Harvest Growth Capital for the quarter. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Gain on Sales and Payoffs of Loans and Loan Loss Provision

JMP Credit Corporation realized a net gain of $0.2 million due to a mark-to-market adjustment on a loan held for sale in addition to the sale or payoff of 28 of the loans in its portfolio, compared to a net gain of $1.4 million in connection with 20 loans for the third quarter of 2011. For the nine months ended September 30, 2012, the net realized gain amounted to $2.6 million as a result of the sale or payoff of 67 loans, compared to a net gain of $15.0 million in connection with 90 loans for the nine months ended September 30, 2011. For the quarter and nine months ended September 30, 2012, net realized gains of $0.5 million and $2.0 million, respectively, were due to the sale or payoff of loans acquired with JMP Credit in April 2009, compared to net realized gains of $1.0 million and $13.0 million, respectively, for the quarter and nine months ended September 30, 2011. At September 30, 2012, eight loans with an aggregate par value of $30.2 million and an associated liquidity discount of $6.5 million remained from the portfolio acquired in April 2009.

A net loan loss provision of $0.1 million was recorded for the quarter as a general reserve in connection with performing loans at JMP Credit and Harvest Capital Credit, both of which are currently consolidated under GAAP. At September 30, 2012, general loan loss reserves equaled 0.7% of gross performing loans, compared to 0.4% at September 30, 2011.

At September 30, 2012, gross impaired loans totaled $3.2 million, or 0.7% of gross loans outstanding, compared to $14.0 million, or 3.1% of gross loans outstanding, at September 30, 2011. With regard to impaired loans at September 30, 2012, discounts and reserves (including credit discounts, liquidity discounts, and allowances for loan losses) equaled $3.2 million, or 100.0% of gross impaired loans outstanding. With regard to performing loans at September 30, 2012, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $15.7 million, or 3.6% of gross performing loans outstanding.

Other Income

Other income was $0.4 million, compared to $1.0 million for the third quarter of 2011. For the nine months ended September 30, 2012, other income was $3.5 million, compared to $2.5 million for the nine months ended September 30, 2011.

Net Interest Income

Interest income was $8.3 million, and interest expense was $10.1 million, resulting in net interest expense of $1.8 million, compared to net interest expense of $1.6 million for the third quarter of 2011. Excluding net amortization expense related to liquidity discounts, net interest income was $5.7 million, compared to $4.8 million for the third quarter of 2011. The year-over-year increase was due to the launch of Harvest Capital Credit in September 2011 and the subsequent deployment of a portion of its committed capital. The net amortization expense, which reduced third quarter EPS by approximately $0.19, is expected to be extinguished in May 2013. For the nine months ended September 30, 2012, net interest expense was $5.5 million, compared to net interest expense of $0.7 million for the nine months ended September 30, 2011; excluding net interest expense due to net amortization of liquidity discounts, net interest income was $16.1 million and $16.2 million, respectively, for the same periods.

Expenses

Compensation and Benefits

Compensation and benefits expense was $17.4 million, compared to $16.0 million for the third quarter of 2011. For the third quarter of 2012, non-cash compensation expense attributable to performance-related and other restricted stock units, or RSUs, granted subsequent to JMP Group’s May 2007 initial public offering was $0.2 million, compared to $0.1 million for the third quarter of 2011.

For the nine months ended September 30, 2012, compensation and benefits expense was $55.8 million, compared to $66.2 million for the nine months ended September 30, 2011. For the nine months ended September 30, 2012, there was no non-cash compensation expense attributable to RSUs granted in connection with the company’s IPO, as the expense completely amortized in the first half of 2011 with the vesting of the final tranche of IPO-related RSUs. For the nine months ended September 30, 2011, non-cash compensation expense attributable to IPO-related RSUs was $0.8 million. For the nine months ended September 30, 2012, non-cash compensation expense attributable to performance-related and other RSUs granted subsequent to the company’s IPO was $0.6 million, compared to $0.4 million for the nine months ended September 30, 2011.

As a percentage of adjusted net revenues, compensation and benefits expense was 60.2% for the quarter, compared to 56.8% for the third quarter of 2011, and was 60.9% for the nine months ended September 30, 2012, compared to 60.4% for the nine months ended September 30, 2011. Excluding the cost of RSU grants, compensation and benefits expense was 59.5% of adjusted net revenues for the quarter, compared to 56.4% for the third quarter of 2011, and was 60.2% for the nine months ended September 30, 2012, compared to 59.4% for the nine months ended September 30, 2011.

Non-Compensation Expense

Non-compensation expense was $6.3 million, compared to $7.5 million for the third quarter of 2011. For the nine months ended September 30, 2012, non-compensation expense was $17.9 million, compared to $20.2 million for the nine months ended September 30, 2011. As a percentage of adjusted net revenues, non-compensation expense was 21.8% for the quarter, compared to 26.8% for the third quarter of 2011, and was 19.6% for the nine months ended September 30, 2012, compared to 18.4% for the nine months ended September 30, 2011.

Personnel

At September 30, 2012, the company had 217 full-time employees, compared to 214 at the end of the prior quarter and 215 at September 30, 2011.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group expects to continue to recognize; the adjustment of these items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital and Harvest Capital Credit, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses loan loss provisions taken in connection with Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants and (iv) excludes the non-controlling interest in net unrealized gains and losses on Harvest Growth Capital. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, a venture capital fund, and Harvest Capital Credit, a small business lending strategy; Harvest Capital Strategies is managing member of Harvest Growth Capital and the external manager of Harvest Capital Credit; and, as a result of its ownership of each, JMP Group consolidates both entities in accordance with GAAP accounting standards and eliminates the fees in consolidation; presenting these fees as though Harvest Growth Capital and Harvest Capital Credit were deconsolidated presents the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $7.5 million and $21.6 million for the quarter and nine months ended September 30, 2012, respectively;
  non-cash amortization, in connection with an intangible asset, of $0.1 million per quarter in certain periods prior to the quarter ended September 30, 2011;
  non-cash general loan loss provisions of $0.1 million and $0.7 million taken with regard to Harvest Capital Credit for the quarter and nine months ended September 30, 2012, respectively;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  the non-controlling interest in net unrealized gains and losses generated by Harvest Growth Capital, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the fund; however, as presented, unrealized gains and losses that do not accrue to the company are reversed.

Additionally, management considers it instructive to further adjust the company’s adjusted net revenues to exclude the financial impact of gains or losses recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and nine months ended September 30, 2012 and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011

Revenues:
Non-interest revenues	$19,885	$28,235	$18,948	$81,628	$92,399
Net interest income	(1,754)	(1,618)	(1,573)	(5,522)	(661)
Total net revenues	18,131	26,617	17,375	76,106	91,738
Asset management fees earned on Harvest Growth Capital and Harvest Capital Credit (1)	597	353	203	1,281	609
Dividend distribution from Harvest Capital Credit (1)	157	-	-	234	-
Less: Net interest income and other revenues from Harvest Capital Credit (1)	(772)	(475)	-	(1,586)	-
Total net revenues including fee revenues from consolidated entities	18,113	26,495	17,578	76,035	92,347

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	7,456	7,000	6,363	21,631	16,903
Amortization of intangible asset	-	-	-	-	200
Loan loss provision – Harvest Capital Credit	137	322	32	678	32
Net unrealized loss/(gain) on strategic equity investments and warrants	107	447	1,141	233	(80)
Non-controlling interest in net unrealized loss/(gain) on Harvest Growth Capital	3,021	(6,520)	2,984	(6,859)	219
Adjusted net revenues	28,834	27,744	28,098	91,718	109,621

Subtract:
Net gain/(loss) on loan portfolio acquired	449	(183)	995	973	12,958
Adjusted net revenues excluding net gain on loan portfolio acquired	$28,385	$27,927	$27,103	$90,745	$96,663
(1)	Adjustments to reflect economic contributions from Harvest Growth Capital and Harvest Capital Credit as though deconsolidated for purposes of financial reporting; upon deconsolidation, fee revenues and dividend payments would be recognized, while net interest income and other revenues generated by the two entities would not be recorded by JMP Group.

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusted net revenues provide useful information by excluding non-cash additions to and deductions from total net revenues as well as non-controlling interests and loan sale gains or losses that may otherwise obscure the company’s operating revenues and complicate an assessment of the company’s core business activities. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Capital Credit. JMP Group consolidates Harvest Growth Capital and Harvest Capital Credit in accordance with GAAP accounting standards; however, asset management fees generated by the funds are included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter and nine months ended September 30, 2012 and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011

Base management fees:
Fees reported as asset management fees	$2,195	$2,462	$2,519	$7,094	$7,108
Fees reported as other income	339	606	937	1,654	1,923
Fees earned at Harvest Growth Capital and Harvest Capital Credit	275	241	203	717	609
Total base management fees	2,809	3,309	3,659	9,465	9,640

Incentive fees:
Fees reported as asset management fees	1,560	1,030	3,175	3,627	7,785
Fees reported as other income	-	-	29	-	381
Fees earned at Harvest Growth Capital and Harvest Capital Credit	322	112	-	564	-
Total incentive fees	1,882	1,142	3,204	4,191	8,166

Other fee income:
Fundraising fees	26	26	60	79	232
New York Mortgage Trust termination fee	-	1,735	-	1,735	-
Total other fee income	26	1,761	60	1,814	232

Asset management-related fee revenues:
All fees reported as asset management fees	3,755	3,492	5,694	10,721	14,893
All fees reported as other income	365	2,367	1,026	3,468	2,536
All fees earned at Harvest Growth Capital and Harvest Capital Credit	597	353	203	1,281	609
Total asset management-related fee revenues	$4,717	$6,212	$6,923	$15,470	$18,038

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses loan loss provisions taken in connection with Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate of 42%. In particular, operating net income adjusts for:

  the grant of 1,931,060 restricted stock units, or RSUs, at the time of the company’s IPO, resulting in non-cash compensation expense in periods prior to the quarter ended September 30, 2011;
  the grant of RSUs subsequent to the company’s IPO, which resulted in non-cash compensation expense of $0.2 million and $0.6 million for the quarter and nine months ended September 30, 2012, respectively;
  the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $7.5 million and $21.6 million for the quarter and nine months ended September 30, 2012, respectively;
  non-cash amortization, in connection with an intangible asset, of $0.1 million per quarter in certain periods prior to the quarter ended September 30, 2011;
  non-cash general loan loss provisions of $47,000 and $0.3 million, after non-controlling interest, for the quarter and nine months ended September 30, 2012 taken with regard to Harvest Capital Credit;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 42%.

Reconciliations of JMP Group’s net income to its operating net income for the quarter and nine months ended September 30, 2012 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011

Net (loss) attributable to JMP Group Inc.	$(1,676)	$(1,625)	$(1,623)

Add back:
Income tax (benefit)	(894)	(975)	(1,410)
(Loss) before taxes	(2,570)	(2,600)	(3,033)

Add back/(subtract):
Compensation expense – post-IPO RSUs	194	208	112
Net amortization of liquidity discounts on loans and asset-backed securities issued	7,456	7,000	6,363
Loan loss provision – Harvest Capital Credit	47	117	21
Unrealized loss on strategic equity investments and warrants	107	447	1,141
Operating income before taxes	5,234	5,172	4,604

Income tax expense (assumed rate of 42%)	2,198	2,172	1,934
Operating net income	$3,036	$3,000	$2,670

Operating net income per share:
Basic	$0.13	$0.13	$0.12
Diluted	$0.13	$0.13	$0.12

Weighted average shares outstanding:
Basic	22,737	22,772	22,354
Diluted	22,830	22,859	22,493

	Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2012	Sept. 30, 2011

Net (loss)/income attributable to JMP Group Inc.	$(2,949)	$3,433

Add back:
Income tax (benefit)/expense	(1,547)	2,354
(Loss)/income before taxes	(4,496)	5,787

Add back/(subtract):
Compensation expense – IPO-related RSUs	-	778
Compensation expense – post-IPO RSUs	582	360
Net amortization of liquidity discounts on loans and asset-backed securities issued	21,631	16,903
Amortization of intangible asset	-	200
Loan loss provision – Harvest Capital Credit	258	21
Unrealized loss/(gain) on strategic equity investments and warrants	233	(80)
Operating income before taxes	18,208	23,969

Income tax expense (assumed rate of 42%)	7,647	10,067
Operating net income	$10,561	$13,902

Operating net income per share:
Basic	$0.47	$0.63
Diluted	$0.46	$0.61

Weighted average shares outstanding:
Basic	22,564	22,152
Diluted	22,977	22,634

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Adjusted Operating Net Income

Adjusted operating net income excludes from operating net income the financial contribution of gains or losses recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009. Management believes that this metric can be instructive to investors who wish to assess the company’s core earnings over time without regard to a relatively volatile revenue stream. By excluding profits from sales and payoffs of acquired loans, management intends to represent the earnings power of the company’s core businesses and ongoing operations. Moreover, the company utilizes adjusted operating net income as a threshold for the vesting of its performance-related RSUs.

Reconciliations of JMP Group’s operating net income to its adjusted operating net income for the quarter and nine months ended September 30, 2012 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011

Operating net income	$3,036	$3,000	$2,670

Add back:
Income tax expense (assumed rate of 42%)	2,198	2,172	1,934
Operating income before taxes	5,234	5,172	4,604

Subtract:
Earnings/(loss) from gains on loan portfolio acquired	269	(110)	596
Adjusted operating income before taxes	4,965	5,282	4,008

Income tax expense (assumed rate of 42%)	2,085	2,218	1,683
Adjusted operating net income	$2,880	$3,064	$2,325

Adjusted operating net income per share:
Basic	$0.13	$0.13	$0.10
Diluted	$0.13	$0.13	$0.10

Weighted average shares outstanding:
Basic	22,737	22,772	22,354
Diluted	22,830	22,859	22,493

	Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2012	Sept. 30, 2011

Operating net income	$10,561	$13,902

Add back:
Income tax expense (assumed rate of 42%)	7,647	10,067
Operating income before taxes	18,208	23,969

Subtract:
Earnings from gains on loan portfolio acquired	584	7,775
Adjusted operating income before taxes	17,624	16,194

Income tax expense (assumed rate of 42%)	7,402	6,801
Adjusted operating net income	$10,222	$9,393

Adjusted operating net income per share:
Basic	$0.45	$0.42
Diluted	$0.44	$0.41

Weighted average shares outstanding:
Basic	22,564	22,152
Diluted	22,977	22,634

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that these presentations enable investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital and Harvest Capital Credit, (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) exclude amortization expense related to an intangible asset, (iv) reverse loan loss provisions taken in connection with Harvest Capital Credit; (v) reverse net unrealized gains and losses on strategic equity investments and warrants and (vi) exclude non-controlling interests in net unrealized gains and losses on Harvest Growth Capital. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter. For the purposes of calculating operating net income, an effective tax rate of 42% is assumed.

Statements of JMP Group’s operating net income on a segment basis for the quarter and nine months ended September 30, 2012 are set forth below.

	Quarter Ended September 30, 2012

(in thousands, except per share amounts)	JMP Securities	Harvest Capital Strategies	JMP Credit Corp.	Corporate	Elimin- ations	Operating JMP Group	HGC Consoli- dation	HCC Consoli- dation	Consoli- dated JMP Group

Revenues:
Investment banking	$12,233	-	-	-	-	$12,233	-	$(15)	$12,218
Brokerage	5,371	-	-	-	-	5,371	-	-	5,371
Asset management-related fees (1)	53	$4,781	$30	$19	$(166)	4,717	$(357)	(240)	4,120
Principal transactions (2)	41	624	4	515	-	1,184	(3,021)	(11)	(1,848)
Gain on sale and payoff of loans	-	-	204	-	-	204	-	-	204
Net dividend income	(2)	$157	-	-	-	155	-	(157)	(2)
Net interest income (3)	(9)	75	4,789	50	-	4,905	-	797	5,702
Provision for loan losses (4)	-	-	65	-	-	65	-	-	65
Adjusted net revenues	17,687	5,637	5,092	584	(166)	28,834	(3,378)	374	25,830

Expenses:
Non-interest expenses (5)	16,522	4,812	(639)	2,860	(166)	23,389	21	32	23,442

Less: Non-controlling interest (6)	-	-	211	-	-	211	(3,399)	342	(2,846)
Operating income before taxes	1,165	825	5,520	(2,276)	-	5,234	-	-	5,234

Income tax expense/(benefit) (assumed rate of 42%)	490	346	2,318	(956)	-	2,198	-	-	2,198
Operating net income/(loss)	$675	$479	$3,202	$(1,320)	-	$3,036	-	-	$3,036

Operating net income/(loss) per share:
Basic	$0.03	$0.02	$0.14	$(0.06)	-	$0.13	-	-	$0.13
Diluted	$0.03	$0.02	$0.14	$(0.06)	-	$0.13	-	-	$0.13

Reconciliation to Adjusted Operating Net Income

Operating income before taxes			$5,520			$5,234			$5,234
Less: Earnings contribution from gain on loan portfolio acquired			269			269			269
Adjusted operating income before taxes			5,251			4,965			4,965

Income tax expense (assumed rate of 42%)			2,205			2,085			2,085
Adjusted operating net income			$3,046			$2,880			$2,880

Adjusted operating net income/(loss) per share:
Basic	$0.03	$0.02	$0.14	$(0.06)	-	$0.13	-	-	$0.13
Diluted	$0.03	$0.02	$0.14	$(0.06)	-	$0.13	-	-	$0.13
(1)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees totaling $0.6 million are eliminated upon consolidation of Harvest Growth Capital and Harvest Capital Credit.

(2)	Reverses net unrealized gains and losses on strategic equity investments and warrants and excludes non-controlling interests in net realized and unrealized gains and losses related to Harvest Growth Capital as well as other principal transaction revenues related to Harvest Capital Credit; net realized and unrealized losses totaling $3.0 million are recognized upon consolidation of the entities.

(3)	Excludes expense related to the non-cash net amortization of liquidity discounts at JMP Credit Corporation and amortization expense related to an intangible asset.

(4)	Excludes general loan loss provision at Harvest Capital Credit in the amount of $0.1 million.

(5)	Reverses stock-based compensation expense and excludes fund-related expenses totaling $0.1 million that are recognized upon consolidation of Harvest Growth Capital and Harvest Capital Credit.

(6)	Excludes non-controlling interests totaling $3.1 million in the net realized and unrealized losses of Harvest Growth Capital and Harvest Capital Credit that are recognized upon consolidation of the entities.

	Nine Months Ended September 30, 2012

(in thousands, except per share amounts)	JMP Securities	Harvest Capital Strategies	JMP Credit Corp.	Corporate	Elimin- ations	Operating JMP Group	HGC Consoli- dation	HCC Consoli- dation	Consoli- dated JMP Group

Revenues:
Investment banking	$38,151	-	-	-	-	$38,151	-	$(141)	$38,010
Brokerage	16,275	-	-	-	-	16,275	-	-	16,275
Asset management-related fees (1)	27	$15,807	$92	$(35)	$(421)	15,470	$(759)	(483)	14,228
Principal transactions (2)	337	3,371	249	1,806	-	5,763	6,859	(77)	12,545
Gain on sale and payoff of loans	-	-	2,643	-	-	2,643	-	-	2,643
Net dividend income	(25)	234	-	-	-	209	-	(234)	(25)
Net interest income (3)	41	156	14,003	142	-	14,342	-	1,764	16,106
Provision for loan losses (4)	-	-	(1,135)	-	-	(1,135)	-	-	(1,135)
Adjusted net revenues	54,806	19,568	15,852	1,913	(421)	91,718	6,100	829	98,647

Expenses:
Non-interest expenses (5)	49,630	15,415	(1,321)	9,725	(421)	73,028	66	92	73,186

Less: Non-controlling interest (6)	-	-	482	-	-	482	6,034	737	7,253
Operating income before taxes	5,176	4,153	16,691	(7,812)	-	18,208	-	-	18,208

Income tax expense/(benefit) (assumed rate of 42%)	2,174	1,743	7,011	(3,281)	-	7,647	-	-	7,647
Operating net income/(loss)	$3,002	$2,410	$9,680	$(4,531)	-	$10,561	-	-	$10,561

Operating net income/(loss) per share:
Basic	$0.13	$0.11	$0.43	$(0.20)	-	$0.47	-	-	$0.47
Diluted	$0.13	$0.10	$0.43	$(0.20)	-	$0.46	-	-	$0.46

Reconciliation to Adjusted Operating Net Income

Operating income before taxes			$16,691			$18,208			$18,208
Less: Earnings contribution from gain on loan portfolio acquired			584			584			584
Adjusted operating income before taxes			16,107			17,624			17,624

Income tax expense (assumed rate of 42%)			6,765			7,402			7,402
Adjusted operating net income			$9,342			$10,222			$10,222

Adjusted operating net income/(loss) per share:
Basic	$0.13	$0.11	$0.41	$(0.20)	-	$0.45	-	-	$0.45
Diluted	$0.13	$0.10	$0.41	$(0.20)	-	$0.44	-	-	$0.44
(1)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees totaling $1.2 million are eliminated upon consolidation of Harvest Growth Capital and Harvest Capital Credit.

(2)	Reverses net unrealized gains and losses on strategic equity investments and warrants and excludes non-controlling interests in net realized and unrealized gains and losses related to Harvest Growth Capital as well as other principal transaction revenues related to Harvest Capital Credit; net realized and unrealized gains totaling $6.8 million are recognized upon consolidation of the entities.

(3)	Excludes expense related to the non-cash net amortization of liquidity discounts at JMP Credit Corporation and amortization expense related to an intangible asset.

(4)	Excludes general loan loss provision at Harvest Capital Credit in the amount of $0.7 million.

(5)	Reverses stock-based compensation expense and excludes fund-related expenses totaling $0.2 million that are recognized upon consolidation of Harvest Growth Capital and Harvest Capital Credit.

(6)	Excludes non-controlling interests totaling $6.8 million in the net realized and unrealized gains of Harvest Growth Capital and Harvest Capital Credit that are recognized upon consolidation of the entities.

Adjusted Tangible Book Value per Share

At September 30, 2012, JMP Group’s tangible book value per share was $5.32, compared to $5.43 at June 30, 2012 and $5.80 at September 30, 2011. Adjusting book value to reflect the net liquidity discount on JMP Credit Corporation’s loan portfolio and asset-backed securities issued, JMP Group’s adjusted tangible book value per share at September 30, 2012 would have been $4.86, as indicated by the table below.

(in thousands, except per share amounts)	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011

Total JMP Group stockholders' equity	$120,791	$123,385	$128,448
Less: Goodwill and intangible assets	-	-	-
Tangible stockholders' equity	120,791	123,385	128,448

Liquidity discount on loans	6,484	7,582	18,392
Liquidity discount on asset-backed securities issued	(24,543)	(33,097)	(57,284)
Net liquidity discount	(18,059)	(25,515)	(38,892)
Income tax benefit (assumed rate of 42%)	7,585	10,716	16,335
Net after-tax liquidity discount	(10,474)	(14,799)	(22,557)

Adjusted tangible stockholders' equity	$110,317	$108,586	$105,891

Adjusted tangible book value per share	$4.86	$4.77	$4.78

Basic shares outstanding	22,706	22,742	22,147

Quarterly operating ROATE (1)	11.1%	11.0%	10.0%
LTM operating ROATE (1)	12.7%	12.5%	21.5%
Quarterly operating ROATE (1) excluding the financial impact of gains on acquired loans	10.5%	11.2%	8.7%
LTM operating ROATE (1) excluding the financial impact of gains on acquired loans	12.4%	11.9%	13.0%
(1)	Return on adjusted tangible equity equals annualized operating net income divided by average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During the quarter ended September 30, 2012, JMP Group repurchased approximately 59,000 shares of its common stock at an average price of $5.57 per share, or $0.3 million in total. At quarter-end, approximately 400,000 shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligation or in its small business lending portfolio; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any particular quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts; including, but not limited to, 2012 earnings, fourth quarter performance, market share increases, advisory revenues, extinguishment of net amortization expense related to liquidity discounts on loans, and the company's growth initiatives. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on March 12, 2012 as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2011 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, October 24, 2012. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 48859762.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

JMP GROUP INC. Consolidated Statements of Financial Condition (Unaudited)

(in thousands)	Sept. 30, 2012	Dec. 31, 2011

Assets

Cash and cash equivalents	$59,690	$70,363
Restricted cash and deposits	63,461	48,440
Receivable from clearing broker	1,113	1,138
Marketable securities owned, at fair value	14,482	24,309
Other investments	76,288	51,706
Loans held for sale	3,219	2,957
Loans collateralizing asset-backed securities issued, net of purchase discounts and allowance for loan losses	402,241	410,770
Small business loans, net of allowance for loan losses	24,645	7,477
Deferred tax assets	16,650	26,221
Other assets	22,693	17,240
Total assets	$684,482	$660,621

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$11,383	$10,921
Accrued compensation	32,517	38,143
Asset-backed securities issued, net of purchase discounts	406,461	381,556
Note payable	22,657	19,222
Deferred tax liability	12,736	23,214
Other liabilities	24,918	31,081
Total liabilities	510,672	504,137

Redeemable non-controlling interest	161	50

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	120,791	129,705
Non-redeemable non-controlling interest	52,858	26,729
Total equity	173,649	156,434
Total liabilities and stockholders' equity	$684,482	$660,621

JMP GROUP INC. Consolidated Statements of Operations (Unaudited)

	Quarter Ended		Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011

Revenues:
Investment banking	$12,218	$10,048	$38,010	$40,332
Brokerage	5,371	6,898	16,275	19,370
Asset management fees	3,755	5,694	10,721	14,893
Principal transactions	(1,955)	(6,290)	12,309	(106)
Gain on sale and payoff of loans	204	1,373	2,643	14,981
Net dividend (expense)/income	(2)	322	(25)	870
Other income	365	1,026	3,507	2,536
Non-interest revenues	19,956	19,071	83,440	92,876

Interest income	8,333	7,451	24,051	25,799
Interest expense	(10,087)	(9,024)	(29,573)	(26,460)
Net interest (expense)/income	(1,754)	(1,573)	(5,522)	(661)

Provision for loan losses	(71)	(123)	(1,812)	(477)
Total net revenues	18,131	17,375	76,106	91,738

Non-interest expenses:
Compensation and benefits	17,358	15,970	55,833	66,218
Administration	1,645	2,246	4,604	5,060
Brokerage, clearing and exchange fees	902	1,275	2,656	3,552
Travel and business development	746	1,107	2,435	2,568
Communications and technology	909	1,013	2,642	2,929
Occupancy	814	774	2,352	2,216
Professional fees	967	806	2,324	2,311
Depreciation	227	192	642	529
Impairment loss on intangible asset	-	-	-	700
Other	67	105	282	343
Total non-interest expenses	23,635	23,488	73,770	86,426

Income before income tax expense	(5,504)	(6,113)	2,336	5,312
Income tax (benefit)/expense	(894)	(1,410)	(1,547)	2,354
Net income	(4,610)	(4,703)	3,883	2,958
Less: Net income attributable to noncontrolling interest	(2,934)	(3,080)	6,832	(475)
Net (loss)/income attributable to JMP Group Inc.	$(1,676)	$(1,623)	$(2,949)	$3,433

Net (loss)/income attributable to JMP Group Inc. per share:
Basic	$(0.07)	$(0.07)	$(0.13)	$0.15
Diluted	$(0.07)	$(0.07)	$(0.13)	$0.15

Weighted average common shares outstanding:
Basic	22,737	22,354	22,564	22,152
Diluted	22,830	22,493	22,977	22,634

CONTACT:
JMP Group Inc.
Andrew Palmer, 415-835-8978 (Investors)
apalmer@jmpg.com
or
Dukas Public Relations
Seth Linden, 212-704-7385 (Media)
seth@dukaspr.com
Zach Leibowitz, 212-704-7385 (Media)
zach@dukaspr.com